EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement on Form S-8 of Bally Total Fitness Holding Corporation of our reports dated November 29, 2005, with respect to the consolidated balance sheets of Bally Total Fitness Holding Corporation as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Bally Total Fitness Holding Corporation.
Our report dated November 29, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that Bally Total Fitness Holding Corporation and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state the following material weaknesses were identified: deficiencies in the Company’s control environment; deficiencies in end-user computing controls; inadequate controls associated with accounting for revenue; inadequate controls associated with accounting for fixed assets; inadequate controls associated with accounting for goodwill and other intangible assets; inadequate controls associated with accounting for leases; inadequate controls associated with accounting for accrued liabilities; inadequate controls associated with accounting for computer software; and inadequate financial statement preparation and review procedures.
Our report on the consolidated financial statements refers to the Company’s restatement of its consolidated financial statements as of and for the year ended December 31, 2003 and for the year ended December 31, 2002.

/s/ KPMG LLP

Chicago, Illinois
December 1, 2005

10